DE-REGISTRATION
SIGNATURES

As filed with the Securities and Exchange Commission on June 10, 2004

Registration No. 333-37558

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRIGHAM EXPLORATION COMPANY

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-269296 (I.R.S. Employer Identification No.)

6300 Bridge Point Parkway
Building 2, Suite 500
Austin, TX 78730
(512) 427-3300

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Ben M. Brigham
President, Chief Executive Officer and Chairman of the Board
BRIGHAM EXPLORATION COMPANY
6300 Bridge Point Parkway
Building 2, Suite 500
Austin, TX 78730
(512) 427-3300

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:

Joe Dannenmaier
Thompson & Knight LLP.
1700 Pacific Avenue, Suite 3300
Dallas, TX 75201

Approximate date of commencement of sale to the public: n/a

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

DE-REGISTRATION

This Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 initially filed on May 22, 2000 and subsequently declared effective by the Securities and Exchange Commission (No. 333-37558), de-registers certain shares of common stock, par value $.01 per share. Pursuant to the Registration Statement, we previously registered up to 3,678,648 shares of our common stock for resale by the selling security holders named therein. Our contractual obligation to maintain the effectiveness of the Registration Statement has expired. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 1 to de-register such number of shares originally registered by the Registration Statement as remain unsold as of the date of this filing.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Brigham Exploration Company certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 27, 2004.

BRIGHAM EXPLORATION COMPANY
By:	/s/ Ben M. Brigham
Ben M. Brigham
President, Chief Executive Officer and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Form S-3 has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Ben M. Brigham Ben M. Brigham	Chief Executive Officer, President, Chairman of the Board (Principal Executive Officer)	May 27, 2004
/s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	June 9, 2004
/s/ David T. Brigham David T. Brigham	Director	May 27, 2004
/s/ Harold D. Carter Harold D. Carter	Director	May 27, 2004
/s/ Stephen C. Hurley Stephen C. Hurley	Director	May 27, 2004
/s/ Stephen P. Reynolds Stephen P. Reynolds	Director	May 27, 2004
/s/ Hobart A. Smith Hobart A. Smith	Director	May 27, 2004
/s/ Steven A. Webster Steven A. Webster	Director	May 27, 2004
/s/ R. Graham Whaling R. Graham Whaling	Director	May 27, 2004